EXHIBIT 21.1


         SUBSIDIARIES OF PARK ELECTROCHEMICAL CORP.


      The following table lists Park's subsidiaries and the jurisdiction in which each such subsidiary is organized.


Name                                Jurisdiction of
                                    Incorporation
FiberCote Industries, Inc.          Connecticut
Nelco Products, Inc.                Delaware
Nelco Products Pte. Ltd.            Singapore
Nelco Products Snd. Bhd.            Malaysia
Nelco Products (Wuxi) Co., Ltd.     China
Nelco STS, Inc.                     Delaware
Nelco Technology, Inc.              Delaware
Nelco Technology (Zhuhai FTZ) Ltd.  China
Neltec, Inc.                        Delaware
Neltec Europe SAS                   France
Neltec SA                           France
Neluk, Inc.                         Delaware
New England Laminates Co., Inc.     New York
New England Laminates (U.K.) Ltd.   England
Park Advanced Product Development   Delaware
Corp.
ParkNelco SNC                       France
Technocharge Limited                England









[exhibit21.1-05]ll